Schwartz Levitsky Feldman  LLP

CHARTERED ACCOUNTANTS

MONTRÉAL, TORONTO, OTTAWA

April 3, 2006

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

RE:

SATELINX INTERNATIONAL INC.

We have read the statements that we understand Satelinx International Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

/s/  Schwartz Levitsky Feldman LLP

1980, rue Sherbrooke Ouest, 10e étage

Montréal (Quebec) H3H 1E8

Tél:   514 937 6392

Fax:  514 933 9710